                                            AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM
                                                         REINSURANCE AGREEMENT

1.       PARTIES TO THE AGREEMENT

         This  Agreement is solely  between AUSA and PRUCO, a life  insurance  company  domiciled in the State of Arizona.  There is no third party beneficiary to this Agreement.  Reinsurance  under this Agreement will not create any right or legal  relationship between AUSA and any other person,  for example,  any insured,  policyowner,  agent,  beneficiary,  or assignee.  PRUCO agrees that it will not make AUSA a party to any  litigation  between any such third party and PRUCO.  PRUCO will not use or disclose
         AUSA's  name with regard to PRUCO's  agreements  or  transactions  with these third  parties  unless AUSA gives prior  written approval for the use or disclosure of its name or unless PRUCO is compelled by law to do so.

         The terms of this  Agreement are binding upon the parties,  their  representatives,  successors,  and assigns.  The parties to this  Agreement are bound by ongoing and continuing  obligations  and  liabilities  until the later of (1) when this Agreement terminates and (2) when the underlying  policies are no longer in force.  This  Agreement  shall not be bifurcated,  partially assigned, or partially assumed.

2.       EFFECTIVE DATE OF THE AGREEMENT

         This Agreement will be effective as of 12:01 A.M., January 1, 2000, and will cover policies effective on and after that date.

3.       SCOPE OF THE AGREEMENT

         The text of this Agreement and all Exhibits,  Schedules and Amendments are considered to be the entire  agreement  between the parties.  There are no other  understandings or agreements  between the parties regarding the policies reinsured other than as expressed in this  Agreement.  The parties may make changes or additions to this  Agreement,  but they will not be  considered to be in effect unless they are made by means of a written amendment that has been signed and dated by both parties.

4.       DURATION OF THE AGREEMENT

         The duration of this  Agreement will be unlimited.  However,  either party may terminate the Agreement for new business at any time by giving the other a 90-day  prior  written  notice.  AUSA will  continue  to accept new  reinsurance  during the 90-day period.

         In addition,  this Agreement may be terminated  immediately  for the  acceptance of new  reinsurance by either party if one of the parties materially breaches this Agreement or becomes insolvent.

         Existing  reinsurance  will not be affected by the  termination of this Agreement  with respect to new  reinsurance.  Existing reinsurance  will remain in force until the  termination  or expiry of the  underlying  policies on which the  reinsurance  is based as long as PRUCO continues to pay reinsurance  premiums as described in Section 12.  However,  existing  reinsurance may be terminated in accordance with the recapture provision described in Section 20.

5.       BASIS OF REINSURANCE

         Reinsurance under this Agreement will be on the Yearly Renewable Term basis for the net amount at risk on the portion of each policy that is reinsured as described in Schedule A.

6.       AUTOMATIC REINSURANCE TERMS

         AUSA agrees to  automatically  accept  contractual  risks on the life  insurance  plans  shown in  Schedule A,  subject to the following requirements:

a.       CONVENTIONAL  UNDERWRITING.  Automatic reinsurance applies only to insurance  applications  underwritten by PRUCO according to
              PRUCO's  conventional  underwriting  and issue  practices.  Upon  request,  PRUCO shall  provide  AUSA with a copy of its current underwriting and issue practices and guidelines.

              In the event of significant  changes in underwriting  practices in the industry,  it may be appropriate for PRUCO or AUSA to request of the other party changes in the  underwriting  requirements.  The party requesting the change must provide a
              120-day  advance  written notice to the other party before the effective date of such change.  Recognition of reinsurance premium rates related to these changes must be determined within the 120-day period.  If the underwriting  change or rate change is  unacceptable  to either party,  this Agreement may be  unilaterally  terminated for acceptance of new business with a 90-day written termination notice to the other party.

b.       RESIDENCE.  To be eligible for  automatic  reinsurance,  each insured must either be a resident of the United States or Canada at the time of issue or be a resident of another country that meets PRUCO's special underwriting  requirements pertaining to foreign residence.

c.       OCCUPATION.  To be eligible  for  automatic  reinsurance,  the insured must not be employed in an  occupation  as shown in the
              Occupation Exclusion List in Schedule A.

d.       AUTOMATIC  PORTION  REINSURED.  For any policy  reinsured  under  automatic  reinsurance,  the portion  reinsured  is shown in
              Schedule A.

e.       RETENTION.  PRUCO will retain,  and not otherwise  reinsure,  an amount of insurance on each life equal to its retention shown in Schedule A.

f.       AUTOMATIC  ACCEPTANCE  LIMIT.  For any policy to be reinsured  under automatic  reinsurance,  the face amount shall not exceed the Automatic Acceptance Limit as shown in Schedule A.

g.       JUMBO LIMIT.  For any policy to be reinsured under automatic  reinsurance,  the total amount of insurance in force and applied for in all companies shall not exceed the Jumbo Limit as shown in Schedule A.

h.       MINIMUM CESSION.  The minimum amount of reinsurance per cession that AUSA will accept is shown in Schedule A.

i.       FACULTATIVE QUOTES.  The risk shall not have been submitted on a facultative basis to AUSA or any other reinsurer.

7.       AUTOMATIC REINSURANCE NOTICE PROCEDURE

         After the policy has been paid for and delivered,  PRUCO will submit all relevant  individual policy  information,  as defined in Schedule C, in its next statement to AUSA.

8.       FACULTATIVE OBLIGATORY REINSURANCE

         When a policy does not qualify for automatic  reinsurance  because (1) the  Automatic  Acceptance  Limit is exceeded,  (2) the
         Jumbo Limit is exceeded  or (3) the  applicant  is employed in an  occupation  included in the  Occupation  Exclusion  List in
         Schedule A, PRUCO may make a request to reserve  capacity  through  facultative  obligatory  reinsurance by contacting AUSA by facsimile.  The request will include the name of the insured,  date of birth,  ceding  company,  amount applied for and amount inforce.  If PRUCO  reserves  capacity  and the  policy is  issued,  PRUCO  must  submit a form  substantially  similar to the
         "Notification of Reinsurance" form shown in Schedule F.

9.       FACULTATIVE REINSURANCE

         PRUCO may apply for  facultative  reinsurance  with AUSA on a risk if the  automatic  reinsurance  terms are not met or if the terms are met and it prefers to apply for  facultative  reinsurance.  To obtain a facultative  reinsurance  quote,  PRUCO must submit the following:

a.       A form substantially similar to the "Application for Reinsurance" form shown in Schedule E.

b.       Copies of the original insurance  application,  medical examiner's reports,  financial  information,  and all other papers and information obtained by PRUCO regarding the insurability of the risk.

         After  receipt of PRUCO's  application,  AUSA will  promptly  examine the  material  and notify  PRUCO either of the terms and conditions  of AUSA's offer for  facultative  reinsurance  or that no offer will be made.  AUSA's offer expires 120 days after the offer is made unless the written offer  specifically  states  otherwise.  If PRUCO accepts  AUSA's offer,  then PRUCO will make a dated notation of its acceptance in its  underwriting  file and mail as soon as possible a formal  reinsurance  cession to AUSA using a form  substantially  similar to the  Notification  of Reinsurance  form shown in Schedule F. If PRUCO does not accept AUSA's offer, then PRUCO will notify AUSA in writing as soon as possible.

10.      COMMENCEMENT OF REINSURANCE COVERAGE

         Commencement of AUSA's reinsurance coverage on any policy or pre-issue risk under this Agreement is described below:

a.       AUTOMATIC  REINSURANCE.  AUSA's  reinsurance  coverage for any policy that is ceded  automatically  under this  Agreement will begin and end simultaneously with PRUCO's contractual liability for the policy reinsured.

              In addition,  AUSA will be liable for benefits paid under PRUCO's conditional receipt or temporary insurance agreement if all of the conditions for automatic  reinsurance  coverage  under Section 6 of this Agreement are met.  AUSA's  liability under  PRUCO's  conditional  receipt or temporary  insurance  agreement is limited to the lesser of (1) AUSA's  reinsured portion of the face amount of the policy and (2) $200,000.

b.       FACULTATIVE  OBLIGATORY  REINSURANCE.  AUSA's reinsurance coverage for any policy that is ceded under the terms of facultative obligatory  reinsurance  in this  Agreement  will begin when (1) PRUCO accepts AUSA's offer by making a dated notation of its acceptance in its underwriting  file and mailing the  "Notification  of Reinsurance"  form to AUSA and (2) the policy has been issued.

              In addition,  AUSA will be liable for benefits paid under PRUCO's conditional receipt or temporary insurance agreement if the  conditions  for  automatic  reinsurance  stated in  Section  6a, b, e, h, and i of this  Agreement  are met.  AUSA's liability  under  PRUCO's  conditional  receipt or  temporary  insurance  agreement  will be  limited  to the  portion of
              $1,000,000 that is derived as the amount of capacity  reserved by PRUCO from AUSA divided by the total amount of capacity reserved by PRUCO from all reinsurers.

c.       FACULTATIVE  REINSURANCE.  AUSA's reinsurance  coverage for any policy that is ceded  facultatively under this Agreement shall begin when (1) PRUCO  accepts  AUSA's offer by making a dated  notation of its  acceptance in its  underwriting  file and mailing the "Notification of Reinsurance" form to AUSA and (2) the policy has been issued.

              In addition,  AUSA will be liable for benefits paid under PRUCO's conditional  receipt or temporary insurance  agreement.
              AUSA's liability under PRUCO's  conditional  receipt or temporary  insurance  agreement will be limited to the portion of
              $1,000,000 that is derived as the amount of capacity  reserved by PRUCO from AUSA divided by the total amount of capacity reserved by PRUCO from all reinsurers.

d.       PRE-ISSUE  COVERAGE.  The  pre-issue  coverage for benefits  paid under  PRUCO's  conditional  receipt or temporary  insurance agreement  will be effective  once all initial  medical  exams and tests have been  completed.  The  pre-issue  liability applies  only  once on any  given  life at one time no  matter  how many  conditional  receipts  or  temporary  insurance agreements  are in effect.  After a policy has been issued,  no  reinsurance  benefits are payable  under this  pre-issue coverage provision.

11.      REINSURANCE PREMIUM RATES

a.       LIFE  REINSURANCE.  The  reinsurance  premiums  per $1000 are shown in Schedule  B.  Reinsurance  premiums  for  renewals  are calculated using (1) the issue ages, (2) the duration since issuance and (3) the current underwriting classification.

b.       RATES NOT  GUARANTEED.  The reinsurance  premium rates are not guaranteed.  AUSA reserves the right to change the rates at any time.  If AUSA changes the rates,  it will give PRUCO a 90-day prior  written  notice of the change.  Any change  applies only to reinsurance premiums due after the expiration of the notice period.

12.      PAYMENT OF REINSURANCE PREMIUMS

a.       PREMIUM DUE. For each policy  reinsured  under this Agreement,  reinsurance  premiums are payable  annually in advance.  These premiums  are due on the issue  date and each  subsequent  policy  anniversary.  Within  30 days  after the close of each reporting  period,  PRUCO will send AUSA a statement  of account for that period  along with  payment of the full balance due. On any payment  date,  monies  payable  between AUSA and PRUCO under this  Agreement  may be netted to determine the payment  due.  This offset will apply  regardless  of the  insolvency  of either party as described in Section 23. If the statement  of account  shows a balance due PRUCO,  AUSA will remit that amount to PRUCO  within 30 days of receipt of the statement  of  account.  All  financial  transactions  under this  Agreement  will be in United  States  dollars.  If the reinsurance  premium amounts cannot be determined on an exact basis by the dates described  below,  such payments will be paid in accordance  with a mutually  agreed upon formula which will  approximate the actual  payments.  Adjustments  will then be made to reflect actual amounts when such information is available.

b.       FAILURE  TO PAY  PREMIUMS.  If  reinsurance  premiums  are 90 days past due,  for  reasons  other  than  those due to error or omission  as defined  below in Section  22, the  premiums  will be  considered  in  default  and AUSA may  terminate  the reinsurance  by providing a 30-day prior written  notice,  provided  payment is not received  within that 30-day  period.
              AUSA will have no further  liability  as of the  termination  date.  PRUCO will be liable  for the  prorated  reinsurance premiums  to the  termination  date.  PRUCO  agrees  that it will not  force  termination  under the  provisions  of this paragraph solely to avoid the recapture requirements or to transfer the block of business reinsured to another reinsurer.

c.       At the end of this 30-day period,  AUSA's liability will automatically  terminate for all reinsurance on which balances remain due and unpaid, including reinsurance on which balances became due and unpaid during and after the 30-day notice period.

              Subject to Article 21, PRUCO may reinstate  reinsurance  terminated for non-payment of balances due at any time within 60 days  following  the date of  termination.  However,  AUSA  will  have no  liability  for  claims  incurred  between  the termination date and the reinstatement date.

d.       PREMIUM  ADJUSTMENT.  If PRUCO overpays a reinsurance  premium and AUSA accepts the  overpayment,  AUSA's  acceptance will not constitute or create a reinsurance  liability or increase in any existing reinsurance  liability.  Instead,  AUSA will be liable to PRUCO for a credit in the amount of the  overpayment.  If a reinsured policy  terminates,  AUSA will refund the excess  reinsurance  premium.  This refund will be on a prorated  basis without  interest from the date of termination of the policy to the date to which a reinsurance premium has been paid.

13.      PREMIUM TAX REIMBURSEMENT

         See Schedule B.

14.      DAC TAX AGREEMENT

         PRUCO and AUSA,  herein  collectively  called the "Parties",  or singularly  the "Party",  hereby enter into an election under
         Treasury Regulations Section 1.848-2(g) (8) whereby:

a.       For each  taxable year under this  Agreement,  the party with the net positive  consideration,  as defined in the  regulations promulgated under Internal Revenue Code Section 848, will capitalize  specified policy acquisition  expenses with respect to this Agreement without regard to the general deductions limitation of Section 848 (c) (1);

         PRUCO and AUSA agree to exchange  information  pertaining to the net  consideration  under this  Agreement each year to insure consistency or as otherwise required by the Internal Revenue Service;

         PRUCO will submit to AUSA by May 1 of each year its calculation of the net consideration for the preceding calendar year.

d.       AUSA may contest such  calculation  by  providing  an  alternative  calculation  to PRUCO in writing  within 30 days of AUSA's receipt of PRUCO's  calculation.  If AUSA does not so notify PRUCO,  AUSA will report the net consideration as determined by PRUCO in AUSA's tax return for the previous calendar year;

e.       If AUSA contests  PRUCO's  calculation of the net  consideration,  the parties will act in good faith to reach an agreement as to the correct  amount  within 30 days of the date AUSA  submits its  alternative  calculation.  If PRUCO and AUSA do not reach agreement on the net amount of consideration  within such 30-day period,  then the net amount of consideration  for such year shall be determined by an independent  accounting  firm  acceptable to both PRUCO and AUSA within 20 days after the expiration of such 30-day period.

         PRUCO and AUSA agree that this  election  shall first be effective  for the 2000  calendar tax year and will be effective  for all subsequent taxable years for which this Agreement remains in effect.

         AUSA and PRUCO  represent  and warrant  that they are subject to U.S.  taxation  under  either  Subchapter  L of Chapter 1, or
         Subpart F of Subchapter N of Chapter 1 of the Internal Revenue Code of 1986, as amended.

15.      REPORTS

         The reporting  period is shown in Schedule A. For each reporting  period,  PRUCO will submit reports to AUSA with  information that is substantially similar to the information displayed in Schedule C.

         In addition,  the reports will include a billing and accounting  summary and a policy exhibit  summary  similar to the reports shown in Schedule D.

         Within 15 business  days after the end of each  calendar  year,  PRUCO will submit a reserve  credit  summary  similar to that shown in Schedule D. PRUCO will also submit this reserve  credit  summary  within 10 business days after the end of each other calendar quarter.

16.      RESERVES FOR REINSURANCE

         See Schedule A.

17.      CLAIMS

a.       NOTICE.  PRUCO will notify AUSA as soon as  reasonably  possible  after PRUCO  receives a claim for a policy  reinsured  under this  Agreement.  After PRUCO has received  all proper claim proofs and paid the claim,  PRUCO will send AUSA an itemized statement  of the benefits  paid by PRUCO and all relevant  information  with  respect to the claim  including  the claim proofs.  However,  claim  proofs  will not be  required  by AUSA if  AUSA's  net  amount at risk is less than or equal to
              $50,000 and PRUCO has paid the claim in full.  In such cases, PRUCO will provide AUSA with the cause of death.

b.       AMOUNT AND PAYMENT OF BENEFITS.  As soon as AUSA receives  proper claim notice and any required proof of the claim,  AUSA will promptly pay the  reinsurance  benefits  due PRUCO.  PRUCO's  contractual  liability  for claims is binding on AUSA.  The maximum benefit payable to PRUCO under each reinsured policy is the amount specifically reinsured with AUSA.

c.       CLAIM  SETTLEMENTS.  PRUCO  will use its  standard  claim  practices  and  guidelines  in the  adjudication  of all  claims on policies  reinsured  under this  Agreement.  Until such time as PRUCO has systems  capability to administer  the right of
              AUSA to opt out of contested claims,  claim settlements made by PRUCO,  including  compromises,  shall be unconditionally binding on AUSA.  AUSA will share in any reduced amount in proportion to its share of the liability.

d.       CLAIM  EXPENSES.  AUSA will pay its share of reasonable  investigation  and legal  expenses  connected  with the litigation or settlement of policy claims.  AUSA will also pay its share of any interest paid by PRUCO on any claim  payment.  However, claim expenses do not include routine claim and administration  expenses,  including PRUCO's home office expenses.  Also, expenses  incurred in connection  with a dispute or contest  arising out of  conflicting  claims of entitlement to policy proceeds or benefits that PRUCO admits are payable are not a claim expense under this Agreement.

e.       EXTRACONTRACTUAL  DAMAGES.  In no event will AUSA  participate in punitive or  compensatory  damages which are awarded against
              PRUCO as a result of an act,  omission or course of conduct  committed by PRUCO in connection  with the  insurance  under this Agreement.  AUSA will,  however,  pay its share of statutory  penalties awarded against PRUCO in connection with the insurance  reinsured  under this  Agreement.  The parties  recognize that  circumstances  may arise in which equity would require AUSA, to the extent permitted by law, to share  proportionately  in certain assessed damages.  Such circumstances are  difficult to define in advance,  but  generally  would be those  situations in which AUSA was an active party and in writing either  directed,  consented to, or ratified the act,  omission,  or course of conduct of PRUCO which  ultimately results in the assessment of punitive and/or compensatory  damages.  In such situations,  PRUCO and AUSA would share such damages assessed in equitable proportions.

              Routine  expenses  incurred in the normal  settlement of  uncontested  claims and the salary of an officer or employee of
              PRUCO are excluded from this provision.  For purposes of the provision, the following definitions will apply:

              "Punitive Damages" are those damages awarded as a penalty, the amounts of which are not governed or fixed by statute;

              "Statutory Penalties" are those amounts that are awarded as a penalty, but are fixed in amount by statute;

              "Compensatory  Damages" are those amounts  awarded to compensate for actual damages  sustained,  and are not awarded as a penalty, nor fixed in amount by statute.

18.      MISREPRESENTATION, SUICIDE, AND MISSTATEMENT

         If either a  misrepresentation  on an application or a death of an insured by suicide results in the return of policy premiums by PRUCO under the policy rather than payment of policy  benefits,  AUSA will refund all of the reinsurance  premiums paid for that policy to PRUCO.  If there is an  adjustment  for a  misrepresentation  or  misstatement  of age or sex, a  corresponding adjustment to the reinsurance benefit will be made.

19.      POLICY CHANGES

a.       NOTICE.  If a reinsured  policy is changed as described  below, a  corresponding  change will be made in the  reinsurance  for that policy.  PRUCO will notify AUSA of the change in PRUCO's next report as stated in Section 15.

b.       INCREASES.  If a request for an  increase in the amount of  insurance  is made for a  reinsured  policy and the insured  meets
              PRUCO's underwriting  requirements and PRUCO approves the increase under the policy, then the amount of reinsurance under this Agreement will be adjusted as of the effective date of the increase.

              If a request for an increase is made for a reinsured policy and the insured meets PRUCO's  underwriting  requirements and a new policy is issued for the higher amount,  then reinsurance  under the old policy will cease as of the effective date of the change, and reinsurance under the new policy will commence as of the policy date of the new policy.

              If a request  for an  increase  in a  reinsured  policy is granted  without  the  insured  meeting  PRUCO's  underwriting requirements, then reinsurance on the increase will not be allowed.

              If a  request  for an  increase  does not meet all of the  terms of  automatic  reinsurance,  then  PRUCO  may  apply for facultative obligatory reinsurance or facultative reinsurance as stated in Section 8 and Section 9, respectively.

              If a reinsured  policy is increased as a result of a conversion  from term insurance and the increase is granted  without both insureds  meeting PRUCO's  underwriting  requirements,  then  reinsurance will cease as of the effective date of the change.

c.       REDUCTION OR  TERMINATION.  If the amount of  insurance  on a reinsured  policy is reduced,  the  reinsurance  will be reduced proportionately as of the effective date of the reduction.

              If a reinsured policy is terminated, the reinsurance will cease on the date of such termination.

d.       PLAN  CHANGES.  If a reinsured  policy is changed to another  plan of insurance  that is not  currently  reinsured  under this
              Agreement as defined in Schedule A, then PRUCO will recapture in full the coverage  reinsured under this  Agreement,  and the reinsurance will cease with respect to the policy as of the effective date of the change.

              If a policy that is not reinsured  under this  Agreement is changed to a plan that is reinsured  under this  Agreement as defined in Schedule A and the insured has met PRUCO's  underwriting  requirements  for the plan change,  then reinsurance will commence as of the policy date of the new plan.

e.       DEATH  BENEFIT  OPTION  CHANGES.  If the death  benefit  option  under a  reinsured  policy is changed  and the face amount of insurance is either  increased or decreased,  the net amount at risk reinsured under this Agreement after the change will be the same as before the change.

f.       POLICY  SPLIT.  If a reinsured  policy is split into two  separate  policies as a result of an event  specified in the Divorce and Tax Law Change Rider, then reinsurance will cease as of the effective date of the change.

g.       REDUCED PAID-UP  INSURANCE.  If any policy  reinsured under this Agreement is changed to Reduced  Paid-Up  Insurance,  the net amount at risk  reinsured  will be adjusted as  appropriate  and  reinsurance  will be continued in  accordance  with the provisions of the  underlying  policy.  Reinsurance  payments for the adjusted  policy will be  calculated  using (1) the issue age of the  original  policy,  (2) the duration  since  issuance of the  original  policy and (3) the  underwriting classification immediately prior to the change to Reduced Paid-Up Insurance.

20.      RECAPTURE

         At any time  during  the term of the  Agreement,  PRUCO may elect to  recapture  in full the  coverage  reinsured  under  this
         Agreement  following the  occurrence of either of the following  events:  (1) a "Risk Trigger  Event" as defined in Schedule A of this Agreement; or (2) a Plan Change as described in Section 19 d. above.

         In addition,  after the  twentieth  policy  anniversary,  PRUCO may elect to recapture  all or an  appropriate  portion of the coverage  reinsured  under this  Agreement  to reflect  increases  in the  maximum  retention  limits for PRUCO and all of its affiliates,  collectively,  subsequent to the date of policy issue.  These maximum  retention  limits as of the effective date of this  Agreement are equal to the amounts shown in the  Automatic  Acceptance  Limits table shown in Schedule A. The portion of the  coverage  that may be  recaptured  would be directly  related to the  increase in the limits.  To  illustrate,  if the maximum  retention  limits are increased by 100%,  then the portion that may be recaptured from all reinsurers of the policies reinsured  under this  Agreement  would be equal to 100% of the  portion of each  reinsured  policy that is retained by PRUCO.
         Furthermore,  the portion that may be recaptured  from AUSA would be  determined as AUSA's  prorata share of the total portion reinsured with all reinsurers.

         If PRUCO elects to recapture  the risks ceded to AUSA under this  Agreement as stated above,  it will do so by giving  written notice to AUSA.  Upon the delivery of such notice,  all of the risks  previously  ceded under each of the policies  subject to this Agreement  shall be recaptured,  effective as of the date specified in PRUCO's  notice.  If PRUCO does not specify in the written  notice the date that such  recapture is to be  effective,  then the  recapture  shall be effective  immediately  upon
         AUSA's receipt of the notice.

         If a policy is recaptured,  AUSA will pay PRUCO the unearned  reinsurance premium as of the date of recapture.  AUSA shall not be liable, under this Agreement, for any claims incurred after the date of recapture.

21.      REINSTATEMENTS

         a.     AUTOMATIC  REINSTATEMENT.  If  PRUCO  reinstates  a policy  that  was  originally  ceded  to AUSA as  either  automatic reinsurance or facultative obligatory  reinsurance using conventional  underwriting  practices,  AUSA's reinsurance for the policy shall be reinstated.

         b.     FACULTATIVE  REINSTATEMENT.  If PRUCO has been  requested  to reinstate a policy that was  originally  ceded to AUSA as facultative  reinsurance and the reinstatement is processed under PRUCO's Long Form Reinstatement  Process,  then PRUCO will re-submit the appropriate  evidence for the case to AUSA for  underwriting  approval before the reinsurance can be reinstated.

         c.     PREMIUM  ADJUSTMENT.  Reinsurance  premiums for the interval during which the policy was lapsed will be paid to AUSA on a YRT basis by PRUCO.

22.      ERRORS AND OMISSIONS

         If either  AUSA or PRUCO  fails to  comply  with any of the  terms of this  Agreement  and it is shown  that the  failure  was unintentional or the result of a misunderstanding  or an administrative  oversight on the part of either party, this Agreement will remain in effect.  If the failure to comply changes the operation or effect of this  Agreement,  both parties will be put back to the  positions  they would have  occupied if the failure to comply had not  occurred.  This  section will not apply to any facultative submission until PRUCO has mailed the Notification of Reinsurance form to AUSA.

23.      INSOLVENCY

         For the purpose of this Agreement, PRUCO or AUSA shall be deemed "insolvent" if it does one or more of the following:

a.       A  court-appointed  receiver,  trustee,  custodian,  conservator,  liquidator,  government  official or similar  officer takes possession of the  property or assets of either PRUCO or AUSA; or

b.       Either PRUCO or AUSA is placed in  receivership,  rehabilitation,  liquidation,  conservation,  bankruptcy  or similar  status pursuant to the laws of any state or of the United States; or

c.       Either PRUCO or AUSA becomes  subject to an order to  rehabilitate  or an order to liquidate as defined by the insurance  code of the jurisdiction of the domicile of PRUCO or AUSA, as the case may be.

         In the event that PRUCO is deemed  insolvent,  all reinsurance  claims payable hereunder shall be payable by AUSA on the basis of PRUCO's  liability under the policies  reinsured without  diminution  because of the insolvency of PRUCO. Such claims shall be payable by AUSA directly to PRUCO,  its liquidator or statutory  successor.  It is understood,  however,  that in the event of such  insolvency,  the  liquidator  or receiver or statutory  successor  of PRUCO shall give written  notice to AUSA of the pendency of a claim  against AUSA on a risk  reinsured  hereunder  within a  reasonable  time after such claim is filed in the insolvency  proceeding.  Such notice  shall  indicate  the policy  reinsured  and  whether the claim could  involve a possible liability  on the  part of  AUSA.  Failure  to give  such  notice  shall  not  excuse  the  obligation  of AUSA  unless  it is substantially  prejudiced  thereby.  During the pendency of such claim, AUSA may investigate such claim and interpose,  at its own  expense,  in the  proceeding  where such claim is to be  adjudicated,  any defense or defenses it may deem  available  to
         PRUCO,  its  liquidator,  receiver or statutory  successor.  It is further  understood  that the expense thus incurred by AUSA shall be  chargeable,  subject to court  approval,  against  PRUCO as part of the  expense of  liquidation  to the extent of a proportionate share of the benefit which may accrue to PRUCO solely as a result of the defense undertaken by AUSA.

         In the event AUSA is deemed insolvent, AUSA will be bound by any legal directions imposed by its liquidator,  conservator,  or statutory  successor.  However,  and if not in conflict with such legal directions,  PRUCO shall have the right to cancel this
         Agreement  with  respect to  occurrences  taking  place on or after the date AUSA first  evidences  insolvency.  Such right to cancel shall be exercised by providing AUSA (or its liquidator,  conservator,  receiver or statutory successor) with a written notice of PRUCO's intent to recapture  ceded  business.  If PRUCO exercises such right to cancel and recapture ceded business, such election  shall be in lieu of any premature  recapture  fee.  Upon such  election,  PRUCO shall be under no obligation to
         AUSA, its liquidator,  receiver or statutory successor;  however, AUSA, its liquidator,  receiver or statutory successor shall be liable for all claims incurred prior to the date of recapture.

24.      ARBITRATION

a.       GENERAL.  All  disputes and  differences  under this  Agreement  that cannot be amicably  agreed upon by the parties  shall be decided by  arbitration.  The  arbitrators  will have the authority to interpret  this  Agreement  and, in doing so, will consider the customs and practices of the life insurance and life  reinsurance  industry.  The arbitrators  will consider this Agreement as an honorable  engagement rather than merely a legal  obligation,  and they are relieved of all judicial formalities  and may abstain from following the strict rules of law. The  arbitration  shall take place within the United
              States.

b.       NOTICE.  To initiate  arbitration,  one of the parties  will notify the other,  in writing,  of its desire to  arbitrate.  The notice  will  state the  nature of the  dispute  and the  desired  remedies.  The party to which the  notice is sent will respond to the  notification in writing within 10 days of receipt of the notice.  At that time, the responding party will state any additional dispute it may have regarding the subject of arbitration.

c.       PROCEDURE.  Arbitration will be heard before a panel of three  disinterested  arbitrators.  The arbitrators will be current or former executive officers or employees of life insurance or reinsurance  companies;  however, these companies will not be either  party or any of  their  reinsurers  or  affiliates.  Each  party  will  appoint  one  arbitrator.  Notice  of the appointment of these  arbitrators will be given by each party to the other party within 30 days of the date of mailing of the  notification  initiating the  arbitration.  These two arbitrators  will, as soon as possible,  but no longer than 45 days after the date of the mailing of the notification initiating the arbitration, then select the third arbitrator.

              Should either party fail to appoint an arbitrator or should the two initial  arbitrators be unable to agree on the choice of a third  arbitrator,  each  arbitrator  will nominate three  candidates,  two of whom the other will decline,  and the decision  will be made by  drawing  lots on the  final  selection.  Once  chosen,  the  three  arbitrators  will have the authority to decide all  substantive and procedural  issues by a majority vote. The  arbitration  hearing will be held on the date  fixed by the  arbitrators  at a location  agreed  upon by the  parties.  The  arbitrators  will issue a written decision from which there will be no appeal.  Either party may reduce this  decision to a judgment  before any court that has jurisdiction of the subject of the arbitration.

d.       COSTS.  Each party will pay the fees of its own  attorneys,  the  arbitrator  appointed by that party,  and all other expenses connected with the presentation of its own case.  The two parties will share equally the cost of the third arbitrator.

25.      GOOD FAITH;  FINANCIAL SOLVENCY

         Each party  agrees  that all  matters  with  respect  to this  Agreement  require  its utmost  good  faith.  Each party or its representatives has the right at any reasonable time to inspect the other's records relating to this Agreement.

         Each party  represents and warrants to the other party that it is solvent on a statutory  basis in all states in which it does business or is licensed.  Each party agrees to promptly  notify the other if it is  subsequently  financially  impaired.  AUSA has entered into this Agreement in reliance upon PRUCO's  representations  and warranties.  Each party affirms that it has and will continue to disclose all matters  material to this  Agreement  and each cession.  Examples of such matters are a material change in underwriting or issue practices or philosophy, or a change in each party's ownership or control.

         AUSA  represents  and  warrants  to PRUCO  that AUSA is a licensed  or  accredited  reinsurer  under the  applicable  laws and regulations of Arizona and that AUSA satisfies each of the current,  applicable  legal and regulatory  requirements in Arizona necessary to fully entitle PRUCO to take the maximum  permissible  credit for the risks ceded under this  Agreement on each of its statutory  financial  statements.  AUSA  acknowledges that PRUCO is entering into this Agreement in reliance upon this and other  representations  and  warranties  of AUSA,  and AUSA  agrees  that,  except as provided  in the  immediately  following paragraph,  PRUCO's  right of recapture  under Section 20 of this  Agreement  will be triggered if, at any point in the future during the term of this Agreement, this representation and warranty is no longer true and correct.

         If at any point in the future  during the term of this  Agreement,  AUSA's  representation  and  warranty  in the  immediately preceding  paragraph  is no longer true and  correct,  PRUCO's  right of  recapture  in Section 20 of this  Agreement  will be triggered unless AUSA elects to, and does, provide,  on a timely basis,  additional security in the form of a trust structure, letter of credit,  or other  security  acceptable  to PRUCO.  To avoid PRUCO's right of recapture  being  triggered,  any such additional security must in form and substance satisfy all of the then current,  applicable legal and regulatory  requirements in Arizona so as to fully entitle  PRUCO to take the maximum  permissible  credit for the risks ceded under this  Agreement on each of its statutory financial  statements.  To be considered  furnished "on a timely basis," the additional security must be in place and in effect  prior to the date  legally  required to enable  PRUCO to avoid any period of time during  which credit may not  lawfully  continue  to be  taken on each of  PRUCO's  statutory  financial  statements.  If AUSA  elects  to  furnish additional  security in the form of one or more letters of credit,  to avoid  PRUCO's  right of recapture  under Section 20 of this  Agreement,  any such  letter of credit  must meet the  additional  requirements  set forth in Section  11 of  Schedule A attached hereto.

26.      MEDICAL INFORMATION BUREAU

         AUSA is required to strictly  adhere to the Medical  Information  Bureau Rules,  and PRUCO agrees to abide by these Rules,  as amended from time to time. PRUCO will not submit a preliminary  notice,  application for reinsurance,  or reinsurance  cession to AUSA unless PRUCO has a signed, currently required Medical Information Bureau authorization.

27.      GOVERNING LAW

         This Agreement  shall be governed by the laws of the State of Arizona  without giving effect to the principles of conflicts of laws thereof.

28.      ASSIGNMENT

         This Agreement is not assignable by either party except by the express written consent of the other.

In witness of the above, PRUCO and AUSA have by their respective officers executed and delivered this Agreement in duplicate on the dates indicated below, with an effective date of January 1, 2000.

----------------------------------------------------------- --------------------------------------------------------

PRUCO LIFE INSURANCE COMPANY                                AUSA LIFE INSURANCE COMPANY
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------

By:_/s/_______________________________                         By:_/s/_____________________________
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------

Title:_______________________________                       Title:_____________________________
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------

Date:_______________________________                        Date:_____________________________
----------------------------------------------------------- --------------------------------------------------------

----------------------------------------------------------- --------------------------------------------------------

By:__/s/______________________________                         By:__/s/____________________________
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------

Title:_______________________________                       Title:_____________________________
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------

Date:_______________________________                        Date:_____________________________
----------------------------------------------------------- --------------------------------------------------------

                                                              SCHEDULE A

                                                         REINSURANCE COVERAGE
---------------------------------------------------------------------------------------------------------------------------------------

1.       PLANS REINSURED:

         This Agreement covers the following plans:

o        SVUL II  Policies issued by PRUCO (Form Number SVUL-2000 and all state variations)

2.       AUTOMATIC PORTION REINSURED:

         US/Canadian Residents

         AUSA will automatically reinsure an amount equal to 20% of the net amount at risk related to the face amount of insurance.

         The net amount of risk is determined as of the issue date and each subsequent  policy  anniversary and is defined as the death benefit minus the contract fund.

         Non US/Canadian Residents

         AUSA will automatically reinsure an amount equal to 10% of the net amount at risk related to the face amount of insurance.

3.       AUTOMATIC RETENTION LIMIT:

         PRUCO will retain at least 10% of each policy.  For U.S. and Canadian residents, PRUCO may cede up to 70% of each policy on a first-dollar quota share basis to other reinsurers.  For residents of other countries, PRUCO may cede up to 80% of each policy on a first-dollar quarter share basis to other reinsurers.

4.       AUTOMATIC ACCEPTANCE LIMIT:

         For any policy to be reinsured under automatic reinsurance, the face amount will not exceed the amounts in the following tables:

         US/Canadian Residents - No Foreign Travel

          --------------------------- -- --------------------------------
                                          Rating Class of Higher Rated
                                                      Life
          ---------------------------    --------------------------------
          --------------------------- ------------------ ----------------
          Issue Age of Older Insured    Pref. Best -       Class E - H
                                           Class D
          --------------------------- ------------------ ----------------
          ----------- --------------- ------------------ ----------------
               Ages:  18 - 65         $50,000,000        $40,000,000
                      --------------- ------------------ ----------------
          ----------- --------------- ------------------ ----------------
                      66 - 70         $40,000,000        $20,000,000
                      --------------- ------------------ ----------------
          ----------- --------------- ------------------ ----------------
                      71 - 75         $30,000,000        $15,000,000
          ----------- --------------- ------------------ ----------------
          ----------- --------------- ------------------ ----------------
                      76 - 80         $15,000,000        $10,000,000
          ----------- --------------- ------------------ ----------------
          ----------- --------------- ------------------ ----------------
                      81 - 85         $ 5,000,000        $ 2,500,000
          ----------- --------------- ------------------ ----------------
          ----------- --------------- ------------------ ----------------
                      86 - 90         $ 2,500,000        $ 1,000,000
          ----------- --------------- ------------------ ----------------

---------------------------------------------------------------------------------------------------------------------------------------
         If both lives exceed Class H, there will be no automatic acceptance limit.

         If one life is ratable over Class H, then the following individual policy limits for the lesser impaired life's mortality classification apply:

          --------------------------- ------------------ ------------------
             Issue Age of Lesser
                Impaired Life           Pref. Best -        Class E - H
                                           Class D
          --------------------------- ------------------ ------------------
          ----------- --------------- ------------------ ------------------
               Ages:  18 - 65         $30,000,000        $20,000,000
                      --------------- ------------------ ------------------
          ----------- --------------- ------------------ ------------------
                      66 - 70         $25,000,000        $15,000,000
                      --------------- ------------------ ------------------
          ----------- --------------- ------------------ ------------------
                      71 - 75         $20,000,000        $10,000,000
          ----------- --------------- ------------------ ------------------
          ----------- --------------- ------------------ ------------------
                      76 - 77         $10,000,000        $ 5,000,000
          ----------- --------------- ------------------ ------------------
          ----------- --------------- ------------------ ------------------
                      78 - 80         $ 5,000,000        $ 2,500,000
          ----------- --------------- ------------------ ------------------
          ----------- --------------- ------------------ ------------------
                      81 - 85         $ 2,500,000        None
          ----------- --------------- ------------------ ------------------
          ----------- --------------- ------------------ ------------------
                      86+             $ 1,000,000        None
          ----------- --------------- ------------------ ------------------

         US/Canadian Residents - Foreign Travel

          --------------------- -- --- --------------------------------------------------
                                               Rating Class of Higher Rated Life
          ---------------------    ---
          --------------------- --------------------- ------------------- ---------------
                                Pref. Best - Class C     Class D - E       Greater than
                                                                             Class E
          --------------------- --------------------- ------------------- ---------------
          ----------- --------- --------------------- ------------------- ---------------
               Ages:  18 - 70   $10,000,000           $  7,500,000             None
                      --------- --------------------- ------------------- ---------------
          ----------- --------- --------------------- ------------------- ---------------
                      71 - 75   $  7,500,000          $  5,000,000             None
          ----------- --------- --------------------- ------------------- ---------------
          ----------- --------- --------------------- ------------------- ---------------
                      76+       None                  None                     None
          ----------- --------- --------------------- ------------------- ---------------

         Non US/Canadian Residents

          --------------------- -- --- --------------------------------------------------
                                               Rating Class of Higher Rated Life
          --------------------- --     --------------------------------------------------
          --------------------- --------------------- ------------------- ---------------
                                Pref. Best - Class C     Class D - E       Greater than
                                                                             Class E
          --------------------- --------------------- ------------------- ---------------
          ----------- --------- --------------------- ------------------- ---------------
               Ages:  18 - 70   $20,000,000           $15,000,000              None
                      --------- --------------------- ------------------- ---------------
          ----------- --------- --------------------- ------------------- ---------------
                      71 - 75   $15,000,000           $10,000,000              None
          ----------- --------- --------------------- ------------------- ---------------
          ----------- --------- --------------------- ------------------- ---------------
                      76+       None                  None                     None
          ----------- --------- --------------------- ------------------- ---------------

5.       JUMBO LIMIT:

         For any policy to be reinsured under automatic reinsurance, the total amount of insurance in force and applied for in all companies will not exceed the following amounts:

         US/Canadian Residents- No Foreign Travel

          $75,000,000 for all ages and rating classes.

         US/Canadian Residents - Foreign Travel

          $35,000,000 for issue ages through age 75 and rating classes through class E.  $0 for issue ages over 75 or rating classes higher than E.

         Non US/Canadian Residents

          $35,000,000 for issue ages through age 75 and rating classes through class E.  $0 for issue ages over 75 or rating classes higher than E.

6.       OCCUPATION EXCLUSION LIST FOR AUTOMATIC REINSURANCE

o        Entertainers
o        High Profile Athletes

7.       REPORTING PERIOD:

         The reporting period will be monthly.

8.       MINIMUM CESSION:

         The minimum amount per cession that can be reinsured with AUSA is $50,000.

9.       RESERVES FOR REINSURANCE:

         The  reinsurance  reserve is the  one-year  term  reserve on the  portion  of each  policy  reinsured.  This  reserve  will be calculated using 1980 CSO ultimate mortality and 4 ½ % interest.

10.      RISK TRIGGER EVENT:

         A "Risk Trigger Event" means that any of the following has occurred:

(1)      AUSA does not have statutory surplus of at least $300 million, except that if AUSA elects to, and does, provide additional security in accordance with the requirements of the last paragraph of this Section 10, no Risk Trigger Event will be deemed to have occurred;

(2)      AUSA's representation and warranty contained in Section 25 of this Agreement (dealing with licensure/accreditation status and related matters) is no longer true and correct, except that if AUSA elects to, and does, provide additional security in accordance with the requirements of the last paragraph of Section 25 of this Agreement, no Risk Trigger Event will be deemed to have occurred; or

(3)      AUSA no longer has in effect a Qualified Rating (as defined below) from at least one of the Major Rating Agencies that is at least as high as the minimum levels shown in the following chart:

               ------------------------------------ -----------------------------------
               Major Rating Agency                  Minimum Applicable Rating:
               ==================================== ===================================
               Fitch IBCA, Duff & Phelps            A rating of "A-" or higher.
               ------------------------------------ -----------------------------------
               ------------------------------------ -----------------------------------
               Moody Investor Services, Inc.        A rating of "A3" or higher.
               ------------------------------------ -----------------------------------
               ------------------------------------ -----------------------------------
               Standard & Poors Corporation         A rating of "A-" or higher.
               ------------------------------------ -----------------------------------

         "Qualified  Rating" shall mean the issuance of an insurance company  long-term,  financial strength rating from one or more of the Major Rating  Agencies that remains in effect,  that has not been suspended or withdrawn,  and that was issued as a result of the full interactive  ratings review process  (including  interviews with senior  management) by the Major Rating Agency in question.  (Use of the modifiers  "Q" or "Pi" by S&P or any similar  indication  that a rating is a  "qualified"  or "limited"
         rating by any other of the Major Rating  Agencies means that the rating does not constitute a "Qualified  Rating" for purposes of this Agreement.)

         If at any point in the future during the term of this Agreement, AUSA's statutory surplus falls below the amount specified in clause (1) above, then PRUCO's right of recapture in Section 20 of this Agreement will be triggered unless AUSA elects to, and does, provide, on a timely basis, additional security in the form of a letter of credit that meets the requirements set forth in the next Section of this Schedule A.

11.      LETTER OF CREDIT PROVISIONS:

a.       Under the circumstances  described in the last paragraph of Section 25 of this Agreement or under the circumstances  described in the last  paragraph of Section 10 of this Schedule A, AUSA may apply for,  provide to PRUCO,  and maintain  during the entire term of this Agreement,  one or more letters of credit with respect to all the amounts recoverable from AUSA under this  Agreement  (collectively,  the "Letters of Credit") so as to avoid  triggering  PRUCO's  right of  recapture  under
              Section  20. If AUSA  elects to do so,  each of the Letters of Credit  must  individually  satisfy  the  requirements  of subsections  b.,  c. and d.  below and all of the  Letters  of Credit  collectively  must  satisfy  the  requirements  of subsections  e. and f.  below.  In  addition,  each  Letter  of  Credit  individually  and all of the  Letters  of Credit collectively  must satisfy any other applicable legal or regulatory  requirement of Arizona that must be complied with in order to ensure  that PRUCO is  entitled to take the  maximum  credit for the risks  ceded  under this  Agreement  on its statutory financial statements.

b.       Each of the  Letters of Credit  must:  (I) be an original  and signed by an  authorized  official  of the  issuing  bank or an authorized  official of the confirming  bank (in the case of a confirmation  meeting the  requirements  of this Section);
              (II)  contain an issuance  date and contain an expiry date that is no earlier  than one  calendar  year from the issuance date; (III) be issued or confirmed by a "Qualified Bank" (as defined in subsection 30c. below);  (IV) be issued on behalf of AUSA as the  "Applicant"  and include such  indication in a boxed area that states it is "For Internal  Identification
              Purposes  Only" (or  similar  words to that  effect)  and that does not  affect  the terms of the Letter of Credit or the bank's obligations  thereunder;  (V) be issued to PRUCO as "Beneficiary" and expressly indicate in the body of the Letter of Credit that the definition of the "Beneficiary"  under the Letter of Credit includes any successor by operation of law of PRUCO,  including,  without limitation,  any liquidator,  rehabilitator,  receiver,  or conservator for PRUCO; (VI) be issued,  presentable and payable at an office of the issuing or confirming bank within the United States; (VII) be "clean and unconditional"  (meaning that the Letter of Credit makes no reference to any other agreement,  document or entity and provides that the Beneficiary  need only draw a sight draft under the Letter of Credit or confirmation  and present it to promptly  obtain funds and that no other document need be  presented);  (VIII) contain a statement that it is not subject to any agreement,  condition or qualification outside the Letter of Credit itself; (IX) contain a statement to the effect that the obligation of the issuing bank under the Letter of Credit is an individual  obligation of such bank and is in no way contingent upon  reimbursement  with respect thereto;  (X) be irrevocable and contain an "evergreen  clause" (meaning that the letter of credit or  confirmation  cannot be revoked  prior to its  expiry  date and that it will  automatically renew prior to the occurrence of the expiry date unless written  notice sent by U.S.  registered  mail has been delivered to PRUCO as Beneficiary at the notice address  stipulated in subsection d. of this Section 30 not less than 30 days prior to the expiry  date);  (XI) state that it is  subject to and  governed  by the laws of the State of Arizona  and the 1993
              Revision  of the  Uniform  Customs  and  Practice  for  Documentary  Credits of the  International  Chamber  of  Commerce
              (Publication  500) and that,  in the event of any  conflict,  the laws of the State of Arizona  will  control;  and (XII)
              contain a provision for an extension of time, of not less than 30 days after resumption of business,  to draw against the
              Letter of Credit in the event that one or more of the occurrences described in article 17 of Publication 500 occurs.

c.       As used in  subsection  b. of this  Section 11, the term  "Qualified  Bank" shall mean a bank or trust  company  that:  (I) is organized and existing, or in the case of a branch or agency office of a foreign banking organization is licensed,  under the laws of the United States or any state thereof;  (II) is regulated,  supervised and examined by United States Federal or state authorities  having regulatory  authority over banks and trust companies;  (III) is determined by the Securities
              Valuation Office of the National  Association of Insurance  Commissioners  to meet such standards of financial  condition and standing as are  considered  necessary and  appropriate  to regulate the quality of banks and trust  companies  whose letters of credit will be acceptable to insurance regulatory  authorities;  (IV) is not a foreign branch office of a bank or trust company organized and existing in the United States;  and (V) is not a parent,  subsidiary or affiliate of PRUCO or AUSA.

d.       Each Letter of Credit must indicate that notices of non-renewal will be sent to the following  address,  or such other address as may be indicated in a notice sent by PRUCO to the issuing or confirming bank:

              Chief Actuary
              PRUCO Life Insurance Company
              213 Washington Street
              Newark, New Jersey  07102-2992

e.       All of the Letters of Credit must, in the aggregate,  provide for a maximum amount that can be drawn  thereunder of a sum that is at least as great as PRUCO has indicated  will be required  under this  Agreement  and all other  related  reinsurance agreements  between or AUSA and PRUCO or any  affiliate  of PRUCO.  Each year around  December 1, PRUCO will  indicate to
              AUSA the aggregate  coverage amount needed under all of the Letters of Credit as well as any other information  necessary for AUSA to  provide  PRUCO the  required  Letters of Credit  prior to  December  31. The cost for all  Letters of Credit furnished and maintained under this Agreement will be borne solely by AUSA.

f.       AUSA and PRUCO agree that any or all of the Letters of Credit  provided by AUSA pursuant to the  provisions of this  Agreement may be drawn upon in full or in part at any time,  notwithstanding  any other  provisions in this  Agreement,  and may be utilized  by PRUCO or any  successor  by  operation  of law of  PRUCO  including,  without  limitation,  any  liquidator, rehabilitator, receiver or conservator of PRUCO for any of the following purposes:

i.       to reimburse PRUCO for AUSA's share of premiums returned to the owners of policies  reinsured under the reinsurance  agreement on account of cancellations of such policies;

ii.      to  reimburse  PRUCO for AUSA's  share of  benefits or losses paid by PRUCO  under the terms and  provisions  of the  policies reinsured under this Agreement;

iii.     to fund an account with PRUCO in an amount at least equal to the deduction,  for reinsurance  ceded, from PRUCO's  liabilities for policies ceded under this  Agreement.  Such amount shall  include,  but not be limited to, amounts for policy reserves,  reserves for claims and losses incurred (including losses incurred but not reported),  loss adjustment expenses, and unearned premiums; and

iv.      to pay any other amounts PRUCO claims are due under this Agreement:

                  All of the foregoing will be applied without diminution because of insolvency on the part of PRUCO or AUSA.

g.       AUSA further acknowledges and agrees that PRUCO or any successor by operation of law of PRUCO including, without limitation, any liquidator, rehabilitator, receiver or conservator of PRUCO may draw upon any or all of the Letters of Credit in full or in part in the event that:  (I) a notice of cancellation or non-renewal has been issued by the issuing or confirming bank under any of the Letters of Credit and AUSA has not obtained one or more replacement letters of credit that satisfy all of the applicable requirements of this Section 11 by that date which is ten days prior to the earliest expiry date of the Letter of Credit or Letters of Credit as to which notice of cancellation or non-renewal has been sent; or (II) the maximum amount that may be drawn under any of the Letters of Credit has been reduced or PRUCO has communicated to AUSA in accordance with the provisions of subsection e. of this Section 11 a need to increase the aggregate amount available under all of the Letters of Credit and AUSA has not obtained one or more replacement Letters of Credit or one or more additional Letters of Credit so that all issued and outstanding Letters of Credit that will remain in effect provide for coverage in an amount sufficient to meet the requirements of subsection e. of this Section
              11.

                                                              SCHEDULE B

                                            AUTOMATIC AND FACULTATIVE REINSURANCE PREMIUMS
---------------------------------------------------------------------------------------------------------------------------------------

1.       STANDARD ANNUAL REINSURANCE PREMIUMS

         The standard annual  reinsurance  premiums per $1,000 of net amount at risk for (1) all cessions of automatic  reinsurance and facultative  obligatory  reinsurance and (2) all cessions of facultative  reinsurance in the amount of $2 million or less will be the  frasierized  values of the product of the single life rates in the table attached to this Schedule B and the following factors:

          ==================== =============================================
             Rating Class                         Factor
          -------------------- ---------------------------------------------
                      1                             .315
          -------------------- ---------------------------------------------
          -------------------- ---------------------------------------------
                      2                             .384
          -------------------- ---------------------------------------------
          -------------------- ---------------------------------------------
                      3                             .495
          -------------------- ---------------------------------------------
          -------------------- ---------------------------------------------
                      4                             .628
          -------------------- ---------------------------------------------
          -------------------- ---------------------------------------------
                      5                           1.025
          -------------------- ---------------------------------------------
          -------------------- ---------------------------------------------
                      6                           1.285
          ==================== =============================================

---------------------------------------------------------------------------------------------------------------------------------------
         The standard annual reinsurance premiums per $1,000 for cessions of facultative reinsurance in excess of $2 million will be the frasierized values of the product of the single life rates in the table attached to this Schedule B and the following factors:

          ================================================================
           Term Policies in Level Premium Period and Conversion Policies
                               at Similar Durations
          -------------------- -------------------------------------------
             Rating Class                        Factor
          -------------------- -------------------------------------------
                      1                          .394
          -------------------- -------------------------------------------
          -------------------- -------------------------------------------
                      2                          .480
          -------------------- -------------------------------------------
          -------------------- -------------------------------------------
                      3                          .619
          -------------------- -------------------------------------------
          -------------------- -------------------------------------------
                      4                          .785
          -------------------- -------------------------------------------
          -------------------- -------------------------------------------
                      5                             1.281
          -------------------- -------------------------------------------
          -------------------- -------------------------------------------
                      6                             1.606
          ==================== ===========================================

         The frasierized method is described as follows:

         Definition of Terms:

(a)      Qx,n = single life rate per thousand in duration n for an insured whose policy was issued at issue age x

(b)      Qx,y,n = joint last survivor rate per thousand in duration n for two insureds whose policy was issued at issue ages x and y

         Step 1

                  Calculate qx,n for each insured for durations 1 to n.

                  qx,n = Qx,n divided by 1000.

         Step 2

                  Calculate px,n for each insured for durations (n-1) and n.

                  px,n = (1-qx,1) x (1-qx,2) x (1-qx,n).

         Step 3

                  Calculate px,y,n for durations (n-1) and n.

                  px,y,n = px,n + py,n - ((px,n) x (py,n))

         Step 4

                  Calculate qx,y,n for duration n.  Let px,y,0 = 1.

                  qx,y,n = 1 - px,y,n
                                px,y,n-1

         Step 5

                  Qx,y,n = 1000 x qx,y,n

         A minimum premium of $0.13 per $1000 will be applied.

2.       SUBSTANDARD ANNUAL REINSURANCE PREMIUMS

         Substandard extra premiums are available on classes 4 and 6 (Non-Smoker and Smoker).  For substandard issues, the substandard reinsurance premium (plus any flat extra) is payable for 20 years.  After this period, the base reinsurance premium (plus any flat extra) is payable until the end of the premium paying period.

         The annual reinsurance premiums per $1,000 for substandard issues will be the product of the annual single life base reinsurance premiums per $1,000 and the factor for the appropriate rating class.  These are the single life substandard rates prior to frasierization.  These rates are capped at $1,000 per $1,000.  The minimum after frasierization is $0.13 per
         $1,000.

         The factors are as follows:

         -------------- ---------- -------------- ----------
         Rating Class              Rating Class   Factor
                        Factor
         -------------- ---------- -------------- ----------
         -------------- ---------- -------------- ----------
         A              1.40       K              10.00
         -------------- ---------- -------------- ----------
         -------------- ---------- -------------- ----------
         B              1.65       L              12.50
         -------------- ---------- -------------- ----------
         -------------- ---------- -------------- ----------
         C              1.90       M              15.00
         -------------- ---------- -------------- ----------
         -------------- ---------- -------------- ----------
         D              2.25       N              17.50
         -------------- ---------- -------------- ----------
         -------------- ---------- -------------- ----------
         E              2.75       O              20.00
         -------------- ---------- -------------- ----------
         -------------- ---------- -------------- ----------
         F              3.25       P              25.00
         -------------- ---------- -------------- ----------
         -------------- ---------- -------------- ----------
         G              3.75       Q              30.00
         -------------- ---------- -------------- ----------
         -------------- ---------- -------------- ----------
         H              4.50       R              40.00
         -------------- ---------- -------------- ----------
         -------------- ---------- -------------- ----------
         I              5.00       S              50.00
         -------------- ---------- -------------- ----------
         -------------- ---------- -------------- ----------
         J              7.50       T              50.00
         -------------- ---------- -------------- ----------

3.      FLAT EXTRA REINSURANCE PREMIUMS

        Each single life flat extra premium will be converted to PRUCO's flat extra premium for survivorship insurance.

        The flat extra reinsurance premium will be the product of PRUCO's flat extra for survivorship insurance and the factors in the following table:

         ======================================================
                Permanent Flat Extra Premiums (i.e., for more
                           than 5 years duration)
         ------------------------------------------------------
                     First year                  .25
         ----------------------------- ------------------------
         ----------------------------- ------------------------
                    Renewal year                 .90
         ============================= ========================

         ==============================================================
                  Temporary Flat Extra Premiums (i.e., for 5 years
                                  duration or less)
         --------------------------------------------------------------
                        All years                       .90
         =================================== ==========================

4.      AGE BASIS

        Age Last Birthday.

5.      PREMIUM TAXES

        Premium taxes are not reimbursed.